Exhibit 10.8

Certain identified information has been excluded from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

FOURTH AMENDMENT TO

EXCLUSIVE LICENSE AGREEMENT

BY AND BETWEEN

THE UNIVERSITY OF IOWA RESEARCH FOUNDATION

AND

VIEWPOINT MOLECULAR TARGETING

This Fourth Amendment (“Fourth Amendment”) is effective as of June 12, 2020 (“Effective Date”), and serves as a modification to the License Agreement (“Agreement”) having an effective date of June 5, 2018, as amended by a First Amendment having an effective date of August 1, 2018, a Second Amendment having and effective date of November 1, 2019, and a Third Amendment having an effective date of January 30, 2020, made by and between the University of Iowa Research Foundation (“UIRF”), and Viewpoint Molecular Targeting, Inc., a Delaware corporation with principal offices at 2500 Crosspark Road, UI BioVentures Center, E116, Coralville, IA 52241 (“Licensee”).

RECITALS

WHEREAS, UIRF and Licensee desire to amend the Agreement in order to revise Exhibit B of the Agreement.

NOW, THEREFORE, in consideration of the terms and conditions set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

TERMS AND CONDITIONS

1.	Definitions. Each initially capitalized term used herein without definition shall have the meaning ascribed to such term in the Agreement.

2.	Exhibit B shall be deleted and replaced with the following: “Exhibit B

Development Plan: Viewpoint intends to build value toward a liquidity event that may involve a partnering arrangement or acquisition by a large pharmaceutical company. The company intends to raise capital through some combination of private equity investment, government grants and contracts, equity investment from corporate or private venture capital groups, joint ventures with other businesses and debt instruments. The company is developing multiple cancer therapeutics and a radionuclide generator to meet its own and a growing industry’s production needs.

Performance Milestones: In addition to diligence as described in Section 4.3,

Business Development Milestones

Begin first Phase 1 Clinical Trials         [**]

Begin first Phase 2 Clinical Trials         [**]

Begin first Phase 3 Clinical Trials         [**]

First Sale of Product                              [**]

Financial Milestones

Secure [**] in equity investment by [**]

Secure [**] in equity investment and/or nondilutive grants and contracts by [**]

Minimum annual sales of [**] by [**].

3.    This Amendment shall be in effect as of the Effective Date. Except as specifically modified or amended by the terms of this Amendment, the Agreement, and all provisions contained therein are, and shall continue, in full force and effect, binding on the parties thereto and hereto in accordance with the terms therein, and are hereby ratified and confirmed.

4.    This Amendment may be executed in any number of counterparts, each of which will be deemed to be an original, and all of which together will constitute one and the same agreement. The parties acknowledge and agree that an original signature or a copy thereof transmitted by facsimile, e-mail or other electronic means of transmission will constitute an original signature for purposes of this Amendment, and will have the same force and legal effect as if the original had been received.

5.    This Amendment shall be governed by the laws of the State of Iowa without regard to any conflict of laws principles that would require application of the laws of another jurisdiction.

Accepted and agreed to:

University of Iowa Research Foundation	Viewpoint Molecular Targeting, Inc.

By: /s/ Marie Kerbeshian, Ph.D.	By: /s/ Frances L. Johnson, MD

Name: Marie Kerbeshian, Ph.D.	Name: Frances L. Johnson, M.D.

Title: Asst. Vice President and	Title: Acting CEO and Chief Medical Officer
Executive Director

Date: June 11, 2020	Date: June 11, 2020